THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

      UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                      KINDER MORGAN ENERGY PARTNERS, L. P.

                           6.50% SENIOR NOTE DUE 2037

NO. ___                                                         U.S.$___________

CUSIP No. 494550 AV 8

      KINDER MORGAN ENERGY PARTNERS, L.P., a Delaware limited partnership (herein called the "Partnership," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ____________ _______ United States Dollars (U.S.$___________) on February 1, 2037, and to pay interest thereon from January 30, 2007, or from the most recent Interest Payment Date to which interest has been paid, semi-annually on February 1 and August 1 in each year, commencing August 1, 2007, at the rate of 6.50% per annum, until the principal hereof is paid. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law, executive order or regulation to close. The interest so payable, and punctually paid, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in such Indenture.

      The principal of, premium, if any, and interest on, this Security shall be payable at the office or agency of the Partnership maintained for that purpose in the Borough of Manhattan, New York, New York; provided, however, that at the option of the Partnership, payment of interest may be made from such office in the Borough of Manhattan, New York, New York by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. If at any time there shall be no such office or agency in the Borough of Manhattan, New York, New York where this Security may be presented or surrendered for payment, the Partnership shall forthwith designate and maintain such an office or agency in the Borough of Manhattan, New York, New York, in order that this Security shall at all times be payable in the Borough of Manhattan, New York, New York. The Partnership hereby initially designates the Corporate Trust Office of the Trustee in the Borough of Manhattan, New York, New York, as one such office or agency.

      Payment of the principal of (and premium, if any) and any such interest on this Security will be made by transfer of immediately available funds to a bank account designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed.

Dated: January 30, 2007

                                    KINDER MORGAN ENERGY PARTNERS, L.P.,

                                    By:  Kinder Morgan G.P., Inc.,
                                         its general partner

                                    By:  Kinder Morgan Management, LLC,
                                         its delegate

                                    By:
                                         -------------------------------------
                                         Kimberly A. Dang
                                         Vice President and Chief Financial
                                         Officer


      This is one of the Securities designated therein referred to in the within-mentioned Indenture.

                                    U.S. BANK NATIONAL ASSOCIATION, As Trustee

                                    By:
                                       ----------------------------------------
                                       Authorized Signatory

      This Security is one of a duly authorized issue of securities of the Partnership (the "Securities"), issued and to be issued in one or more series under an Indenture dated as of January 31, 2003 relating to senior debt Securities (the "Indenture"), between the Partnership and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Partnership, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of the series designated on the face hereof.

      These Securities will be redeemable, at the option of the Partnership, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days notice mailed to each Holder of these Securities to be redeemed at the Holder's address appearing in the Security Register, at a price equal to 100% of the principal amount of these Securities to be redeemed plus accrued interest to the Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date, plus a make-whole premium, if any. In no event will the Redemption Price ever be less than 100% of the principal amount of these Securities being redeemed plus accrued interest to the Redemption Date.

      The amount of the make-whole premium on any of these Securities, or portion of these Securities, to be redeemed will be equal to the excess, if any, of:

     (1) the sum of the present values, calculated as of the Redemption Date, of:

          o each interest payment that, but for the redemption, would have been payable on the Security, or portion of a Security, being redeemed on each Interest Payment Date occurring after the Redemption Date, excluding any accrued interest for the period prior to the Redemption Date; and

          o the principal amount that, but for the redemption, would have been payable at the Stated Maturity of the Security, or portion of a Security, being redeemed;

           over

     (2) the principal amount of the Security, or portion of a Security, being redeemed.

      The present value of interest and principal payments referred to in clause
(1) above will be determined in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield, as defined below, plus 0.25%.

      The make-whole premium will be calculated by an independent investment banking institution of national standing appointed by the Partnership. If the Partnership fails to make that appointment at least 30 business days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make the calculation, Wachovia Capital Markets, LLC will make the calculation. If Wachovia Capital Markets, LLC is unwilling or unable to make the calculation, an independent investment banking institution of national standing appointed by the Trustee will make the calculation.

      For purposes of determining the make-whole premium, Treasury Yield refers to an annual rate of interest equal to the weekly average yield to maturity of United States Treasury Securities that have a constant maturity that corresponds to the remaining term to maturity of the Securities to be redeemed, calculated to the nearer 1/12 of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third business day immediately preceding the applicable Redemption Date.

      The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term of the Securities to be redeemed, then the Treasury Yield will be equal to that weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term of the Securities to be redeemed and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term, in each case as set forth in the H.15 Statistical Release. Any weekly average yields so calculated by interpolation will be rounded to the nearer 0.01%, with any figure of 0.0050% or more being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

      If less than all of these Securities are to be redeemed, the Trustee will select the Securities to be redeemed by a method that the Trustee deems fair and appropriate. The Trustee may select for redemption these Securities and portions of these Securities in amounts of U.S.$1,000 or whole multiples of U.S.$1,000.

      In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of, and any premium and accrued but unpaid interest on, the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Partnership and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Partnership and the Trustee with the consent of not less than the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Partnership with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 90 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall, without the consent of the Holder, alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

      The Notes shall be entitled to the benefits of the Indenture, including the covenants and agreements of the Partnership set forth therein, except to the extent expressly otherwise set forth herein.

      This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture.

      The Holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.

      The Securities of this series are issuable only in registered form without coupons in denominations of U.S.$1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Partnership, the Trustee and any agent of the Partnership or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

      Obligations of the Partnership under the Indenture and the Securities thereunder, including this Security, are non-recourse to Kinder Morgan Management, LLC ("Management") and its Affiliates (other than the Partnership and Kinder Morgan G.P., Inc. (the "General Partner")), and payable only out of cash flow and assets of the Partnership and the General Partner. The Trustee, and each Holder of a Security by its acceptance hereof, will be deemed to have agreed in the Indenture that (1) neither Management nor its assets (nor any of its Affiliates other than the Partnership and the General Partner, nor their respective assets) shall be liable for any of the obligations of the Partnership under the Indenture or such Securities, including this Security, and (2) neither Management nor any director, officer, employee, stockholder or unitholder, as such, of the Partnership, the Trustee, the General Partner, Management or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Partnership under the Indenture or such Securities by reason of his, her or its status.

      The Indenture contains provisions that relieve the Partnership from the obligation to comply with certain restrictive covenants in the Indenture and for satisfaction and discharge at any time of the entire indebtedness upon compliance by the Partnership with certain conditions set forth in the Indenture.

      This Security shall be governed by and construed in accordance with the laws of the State of New York.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.